UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2007

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.02 below, the contents of which are incorporated herein by reference, regarding the grant of options by EAU Technologies, Inc. (the “Company”) to Doug Kindred.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement and Option Agreement with Doug Kindred

In connection with the continued employment of Mr. Kindred as Chief Technology Officer on November 8, 2007, Mr. Kindred and the Company entered into an employment agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The material terms of the agreement include the following:

1. Appointment. Per the terms of the Agreement, Mr. Kindred will continue to serve as the Company’s Chief Technology Officer.

2. Base Salary. Mr. Kindred’s initial base salary will be $176,985 per year.

3. Annual Bonuses. Beginning with the Company's fiscal year which commences on January 1, 2008, Mr. Kindred is entitled to receive a bonus of up to 35% of his base salary ($61,945), upon the achievement of annual performance benchmarks, to be set by the Board of Directors (the “Board”) and the CEO.

4. Inducement Stock Option Grant. Mr. Kindred is entitled to receive stock options to purchase 530,000 shares of the Company’s common stock. The options will not constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986.  The options shall vest in installments in accordance with the schedule below:

·	132,500 shares shall vest on November 8, 2008

·	132,500 shares shall vest on November 8, 2009

·	132,500 shares shall vest on November 8, 2010

·	132,500 shares shall vest on November 8, 2011

The exercise price per option shall be equal to the higher of $1.30 or the closing sale price of the Company’s common stock on November 8, 2007. The number of shares subject to the options will be equitably adjusted in the event of any stock split, stock dividend, reverse stock split or other similar event. The terms and conditions of the options are included in a separate option grant agreement substantially in the form attached hereto as Exhibit 10.2.

5. Standard Benefits. Mr. Kindred will be eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company.

 6. Vacation. Mr. Kindred will be entitled to 20 business days of paid vacation per calendar year.

7. Company Car. The Company shall reimburse Mr. Kindred for the amount required to lease an automobile of Mr. Kindred’s choice up to a maximum of $500 per month. In addition, the Company will reimburse Mr. Kindred, up to a maximum of $1,000 per year, for the following properly documented expenses related to such automobile: (i) service, (ii) maintenance, (iii) repair and (iv) excess mileage fees required by the automobile lease, if such excess mileage is the result of required business travel by Mr. Kindred on behalf of the Company.

8. Term. The employment agreement expires on the third anniversary of the Effective Date, subject to automatic renewal for a one-year term unless either party has given the other 60 days’ prior written notice.

9. Severance. Mr. Kindred will be entitled to certain severance payments and other rights if his employment is terminated: (i) by the Company without “Cause,” as that term is defined in his agreement, or (ii) by Mr. Kindred for “Good Reason,” as that term is defined in his agreement. In each such instance, Mr. Kindred’s severance benefits will be as follows:

·	Salary. Any unpaid base salary through the date of termination.

·	Vacation. Any earned but unused vacation time.

·	Severance Payment. He will be entitled to an amount equal to twelve months of base salary payable over the 12-month period immediately following termination.

·
Options. All unvested options shall immediately vest and, together with the previously vested options, must be exercised during the 60 days immediately following the date of termination (and if not so exercised, all such options shall automatically and irrevocably terminate).

 10. Additional Covenants. The employment agreement contains restrictive covenants, including anti-solicitation provisions extending one year after termination of his employment, as well as standard confidentiality obligations.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Employment Agreement dated as of November 8, 2007 with Doug Kindred

10.2	Form of Option Agreement dated as of November 8, 2007 with Doug Kindred

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2007	EAU Technologies, Inc.

	By:	/s/ Wade R. Bradley
Wade R. Bradley
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Employment Agreement dated as of November 8, 2007 with Doug Kindred

10.2	Form of Option Agreement dated as of November 8, 2007 with Doug Kindred

99.1	Press Release